Exhibit 10.13
PROMISSORY NOTE

$	Crookston, Minnesota

Maturity Date: , 2008	, 2007

Note Number CD-00
     FOR VALUE RECEIVED, the undersigned, Agassiz Energy, LLC, a Minnesota limited liability company, with its principal place of business at 510 County Road 71, Valley Technology Park, Crookston, Minnesota, 56716 (“Borrower”) hereby agrees and promises to pay to the order of                     (“Holder”), at                                         or such other place as Holder may from time to time designate, the principal sum of                                         Dollars ($                     ) (the “Principal Balance”) together with interest on the unpaid principal balance until this Note is fully paid, at the rate of five and one/quarter percent (5.25%) per annum. Both the principal balance and interest thereon shall be payable in coin or currency which at the time of payment is legal tender for the payment of public or private debts in the United States of America.
     On                     , 2008 (the “Maturity Date”), the entire outstanding Principal Balance, together with accrued interest shall be due and payable in full.
     The outstanding Principal Balance evidenced by this Note may be prepaid in full or in part without penalty or premium at any time during the term of this Note. Partial prepayments shall be applied against the outstanding Principal Balance of this Note and shall not extend or postpone the due date of any subsequent installments or change the amount of such installments unless Holder shall agree otherwise in writing.
     Per diem interest shall be computed on the basis of a three hundred sixty (360) day year but shall be payable on the actual days elapsed during the term of this Note.
     It is agreed that time is of the essence in the performance of this Note. Upon the occurrence of an event of default in the payment of principal or interest hereon or upon the occurrence of any other event of default hereunder, Holder shall have the right and option to declare, upon ten (10) days prior written notice, all remaining unpaid principal and accrued interest evidenced by this Note immediately due and payable. Holder may exercise this option to accelerate at any time during the occurrence of any event of default described above regardless of any forbearance by Holder.
     Any payment not made by Borrower within ten (10) days of the due date shall be subject to a late payment charge equal to five percent (5%) of such payment. The late charge shall apply individually to all payments past du, there will be no daily adjustment, and it shall be used to defray the costs of Holder incident to collecting such late payment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Holder may have, including the right to declare the entire unpaid principal and interest immediately due and payable.
     All payments made under this Note may, at Borrower’s discretion, be applied first to principal, second to interest, and then to any late charges due hereunder, except that if any advances made by Holder due to the occurrence of an event of default hereunder or under the terms of any instrument securing the Note are not repaid on demand, any moneys received, at the option of Holder, may first be applied to repay such advances and the balance, if any, shall be applied on account of any installments then due.
     Upon the occurrence of an event of default as described above and if the same is referred to an attorney for collection or any action at law or in equity is brought with respect hereto, Borrower shall pay Holder all reasonable expenses and costs of collection, including but not limited to attorneys’ fees.
     Borrower waives presentment for payment, protest and notice of nonpayment and dishonor. From time to time, without affecting the obligations of Borrower under this Note and without giving notice to or obtaining the consent of Borrower, and without liability on the part of Holder, Holder may, at Holder’s option, extend the time for payment of sums due under this Note, reduce payments thereon, release anyone liable for the payment of any portion of the indebtedness evidenced by this Note, accept a renewal of the Note, modify the terms and time of payment of the indebtedness evidenced by this Note, join in any extension or subordination agreement, release any security given herefor and agree in writing with Borrower to modify the rate of interest or period of amortization of this Note or change the amounts payable hereunder.
     All agreements between Holder and Borrower are hereby expressly limited so that in no contingency or event whatsoever, by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provisions hereof or shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if from any circumstances Holder should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be in excess of such highest lawful rate shall be applied to the reduction of the Principal Balance evidenced hereby, to the payment of interest or returned to Borrower, at the option of Holder. This provision shall control every other provision of all agreements between Borrower and Holder and shall also be binding upon and available to any subsequent holder or endorsee of this Note.
     No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.
     The remedies of Holder, as provided herein, shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of Holder and may be exercised as often as the occasion therefor shall arise.

     Holder warrants, represents and understands that Borrower has entered into negotiations with certain owners of Borrower to obtain additional working capital through loans to the Borrower. Holder further warrants, represents and understands that the funds provided by Holder to Borrower in connection with this Note will be placed by Borrower into an interest bearing Certificate of Deposit held by Borrower with American Federal Bank of Crookston, Minnesota (the “Bank”) in the amount of Eight Hundred Thousand Dollars ($800,000) in the minimum (the “Minimum”) and One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) in the maximum (the “Maximum”). Holder further warrants, represents and understands that if Borrower does not receive the Minimum amount of loans, then all such funds provided by Holder to Borrower shall be returned to Holder and this Note shall be cancelled.
     Holder warrants, represents and understands that Borrower will use the funds provided by Holder and placed into an interest bearing Certificate of Deposit held by Borrower with the Bank to secure a line of credit with the Bank up to the Maximum amount of loans. Holder further warrants, represents and understands that the President of Borrower, subject to approval by the three (3) member loan committee consisting of Larry Altringer, Gary Bridgeford and Leroy Reitmeier, is authorized and directed to execute and further (a) to borrow from the Bank such amount or amounts of money as may be made available to the Borrower through the line of credit by the Bank; (b) to extend or renew the line of credit or any installment of principal or interest thereof; and (c) to enter into such other financing arrangements while this Note is in effect.
     Holder warrants, represents and understands that the Borrower will enter into a security agreement (the “Security Agreement”) with the Bank which grants the Bank a security interest in the Certificate of Deposit held by the Borrower with the Bank and funded by the Holder and other certain owners of Borrower. Holder further warrants, represents and understands that except for the Bank’s security interest in the Certificate of Deposit held by Borrower with the Bank, and each other Note issued by Borrower (which shall be on a pari passu basis with this Note) this Note is superior to any and all other debts, liens and amounts owed of Borrower. Borrower hereby grants a security interest in all of its assets to Borrower. Holder further warrants, represents and understands the funds provided to Borrower by Holder are at risk and that the Borrower cannot and does not guaranty repayment of this Note.
     IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

AGASSIZ ENERGY, LLC
By:
Donald Sargeant, President

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HOLDER ACKNOWLEDGEMENT:
Holder hereby represents and acknowledges that Holder has read and understands the terms and provisions of this Promissory Note and agrees to provide by the provisions herein.

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